UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2003

FUELCELL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813

(Address of principal executive offices)	(Zip Code)

(203) 825-6000

(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

On October 31, 2003, FuelCell Energy, Inc., a Delaware corporation, amended its Certificate of Incorporation by filing a Certificate of Designation of Series A Preferred Stock of FuelCell Energy, Inc. with the Secretary of State of the State of Delaware.  A copy of the Certificate of Designation of Series A Preferred Stock of FuelCell Energy, Inc. is attached hereto as Exhibit 3.1.1.

Exhibit
Number            Description of Document
------               -----------------------
3.1.1.               Certificate of Designation of Series A Preferred Stock of FuelCell Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Dated: November 3, 2003	By: /s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer (Principal Accounting and Financial Officer)

INDEX TO EXHIBITS

Exhibit
Number            Description of Document
------               -----------------------
3.1.1.               Certificate of Designation of Series A Preferred Stock of FuelCell Energy, Inc.